Exhibit 15.1

May 14, 2021

To: TuanChe Limited (the “Company”)

9F, Ruihai Building, No. 21 Yangfangdian Road

Haidian District, Beijing 100038

People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in the Company’s annual report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of May 2021. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[[The following is the signature page.]]

Signature Page to the Consent of Shihui Partners

Yours faithfully,

/s/ Shihui Partners
Shihui Partners